UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 29, 2020

Date of Report (Date of earliest event reported)

PETVIVO HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-55167	99-0363559
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5251 Edina Industrial Blvd. Edina, Minnesota	55349
(Address of principal executive offices)	(Zip Code)

(952) 405-6216

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(g) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	PETV	OTCQB

Item 3.03 Material Modification to Rights of Security Holders.

On December 29, 2020, PetVivo Holdings, Inc., a Nevada corporation (“PetVivo”), issued a press release announcing the Company’s Board of Directors approved a 1-for 4 reverse stock split of all its outstanding shares of common stock (“Reverse Stock Split”). As a result of the Reverse Stock Split, each 4 shares of the Company’s common stock issued and outstanding as of 5:00 pm (Eastern time) on December 29, 2020 will be automatically combined and converted into one share of common stock. All fractional shares will be rounded up to the nearest whole share.

The Company’s common stock will be assigned a new CUSIP number (716817408) and is expected to begin trading on a split-adjusted basis on Wednesday, December 30, 2020. The Company will trade under a new and temporary ticker symbol “PETVD” for a period of 20 business days including the effective date of the Reverse Stock Split. After the conclusion of the 20-business day period, the Company’s common stock will resume trading under its previous ticker symbol “PETV”.

As a result of this reverse stock split, the Company’s outstanding common shares will be reduced to approximately 6,718,252 shares. Immediately after the Reverse Stock Split, each stockholder’s percentage ownership interest in the Company and proportional voting power will remain unchanged, except for minor changes and adjustments that will result from the treatment of fractional shares.

All of the company’s options, warrants, and other convertible securities that are outstanding immediately before the Reverse Stock Split will also be adjusted by dividing the number of shares of common stock into which the options, warrants, and other convertible securities are exercisable or convertible by 4 and multiplying the exercise or conversion price thereof by 4, all in accordance with the terms of the plans, agreements, or arrangements governing such options, warrants, and other convertible securities.

Concurrent with the Reverse Stock Split, the Board of Directors and Shareholders of PetVivo approved increasing the Company’s authorized common stock (“Increase in Authorized Shares”) to 250 Million shares (250,000,000). The Company’s stockholders approved the Reverse Stock Split and Increase in Authorized Shares at the Regular Meeting of Stockholders held on September 22, 2020.

The Company effectuated the Reverse Stock Split and Increase in Authorized Shares by filing a Certificate of Amendment (“Certificate of Amendment”) to its Company’s Articles of Incorporation, as amended (“Articles”), filed with the Nevada Secretary of State on October 23, 2020, and a Certificate of Correction to the Certificate of Amendment which specified that the effective date of these actions is December 29, 2020 at 5:00 pm Eastern time, filed with the Nevada Secretary of State on December 22, 2020, both of which are filed herewith as Exhibits 3.1 and 3.2, and incorporated herein by reference.

The Press Release announcing the Reverse Stock Split is attached hereto as Exhibit 99.1.

Item 5.03 Amendment to Articles of Incorporation, Bylaws: Changes in Fiscal Year.

The information set forth in Item 5.03 is hereby incorporated by reference into this Item 5.03.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
3.1	Certificate of Amendment to the Articles of Incorporation, as amended, of PetVivo Holdings, Inc. filed with the Nevada Secretary of State on October 23, 2020.

3.2	Certificate of Correction to the Certificate of Amendment of PetVivo Holdings, Inc. filed with the Nevada Secretary of State on December 22, 2020.

99.1	Press Release titled “PetVivo Holdings, Inc. Announces Reverse Stock Split” dated December 29, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PETVIVO HOLDINGS, INC.

Date: December 29, 2020	By:	/s/ John Lai
	Name:	John Lai
	Title:	Chief Executive Officer